Exhibit 99.1

Investor Presentation Premier Residences of Plantation 8500 W. Sunrise Blvd. Plantation, FL Summit Place of South Park 2101 Runnymede Lane Charlotte, NC February 2025

2 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC’s 2025 guidance, including with respect to potential dispositions, capital expenditures, targeted net operating income (“NOI”) increase and occupancy growth; DHC’s senior housing operating portfolio (“SHOP”) operator strategic initiatives, including NOI and margin growth, implementation of standard operating procedures and revenue management and expense control; capital recycling plans, including expected timing of dispositions and amount of use of proceeds from dispositions; DHC’s strategy to strengthen its balance sheet, including its plans to address upcoming debt maturities with anticipated mortgage loan proceeds and potential additional debt and DHC’s potential exercise of its option to extend the maturity date of its zero coupon senior secured notes; the performance of its SHOP, Medical Office and Life Science Portfolio and Triple Net Leased Senior Living and Wellness Centers segments; demand for medical office and life science properties and senior living communities; and expected favorable senior living industry trends and positive pharmaceutical and medical research industry fundamentals. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, pandemics, geopolitical instability and tensions, economic uncertainties, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior living industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward Looking Statements

3 3 Table of Contents Page COMPANY HIGHLIGHTS AND OUTLOOK 4 SHOP INITIATIVES 7 CAPITAL RECYCLING 10 CAPITAL AND LIQUIDITY OUTLOOK 11 SHOP OVERVIEW 12 MEDICAL OFFICE & LIFE SCIENCE PORTFOLIO OVERVIEW 15 TRIPLE NET LEASED SENIOR LIVING & WELLNESS CENTERS SEGMENT OVERVIEW 18 APPENDIX 20

4 4 Company Highlights Five Star Senior Living Heritage Place at Boerne 120 Crosspoint Drive Boerne, TX

5 5 DHC Today - National Healthcare REIT 367 Healthcare Related Properties 8.0M sf Medical Office & Life Science Space More than 27,000 Senior Living Units $7.2B Investment Portfolio 27 Triple Net Senior Living Communities and 10 Wellness Centers DHC is supported by a favorable senior housing industry supply/demand backdrop. Long term, positive healthcare sector tailwinds providing a favorable outlook for improved industry fundamentals. An institutional quality portfolio diversified across the healthcare spectrum supporting long term stable growth. Diversified tenant base with approximately 450 tenants in attractive medical office and life science markets. An aging U.S. population coupled with constrained supply provides an opportunity to capitalize on demographic trends. Attractive portfolio with a strong lease coverage profile of 2.11x, embedded NOI growth and a weighted average lease term by annualized rental income of 10.0 years.

Fourth Quarter Results and 2025 Guidance

+250 bps
SHOP margin improvement[1]

80.0%
SHOP occupancy

90.2%
Medical Office and Life Science same store occupancy

Fourth Quarter 2024 Financial Results[1]

- Total revenues of $379.6 million.
- Net loss of $87.4 million, or $0.36 per share.
- Normalized FFO of $5.3 million, or $0.02 per share.
- Same property cash basis NOI of $63.7 million, an increase of $10.0 million, or 18.7%.
- **SHOP** same property NOI increased 44.9% year over year, reflecting an increase of 7.5% in SHOP same property revenue attributable to a 100bps increase in occupancy and a 6.7% increase in average monthly rate.
- Executed 111,812 square feet of leasing activity within the **Medical Office and Life Science Portfolio** at weighted average rents that were 6.9% higher than prior rents for the same space.

2025 Guidance

	LOW	HIGH
SHOP NOI	**$120M**	**$135M**
MOB/LS NOI	**$104M**	**$112M**
NNN NOI	**$29M**	**$31M**
TOTAL NOI	**$253M**	**$278M**
SHOP CapEx	**$105M**	**$120M**
TOTAL CapEx	**$150M**	**$170M**

2025 Guidance Commentary

- SHOP Occupancy grows to 82% - 83%.
- SHOP Margins improve 200-bps to 400-bps.
- Estimated disposition proceeds of $525 million.[2]
  - $179 million completed.
  - $219 million under agreements or letters of intent.
  - $127 million in various stages of marketing.

1. Comparisons reflect change from Q4 2023.
2. Includes unencumbered and encumbered asset sales.

6

7 7 SHOP Performance Initiatives $24.9 $6.3 $2.3 $33.5 Q4 2024 SHOP NOI Transitions Dispositions Q4 2024 Adjusted SHOP NOI Category NOI Q4 2024 SHOP NOI $24.9 Pro forma for stabilized transitioned communities 1 6.3 Pro forma for NOI loss from planned SHOP dispositions 2 2.3 Adjusted SHOP NOI $33.5 Embedded NOI and margin growth through executing on strategic initiatives Strategic Initiatives Underway Operator Transitions • Remain in markets with strong fundamentals. • Pursue densification and operational synergies. • Identify ROI capital opportunities. • Create new operator relationships. Select Dispositions • Achieve value maximization and non-core assets. • Dispose of smaller unprofitable communities. • Exiting low growth markets. • Avoid capital intensive communities. A drive toward margin growth through: • Implementing standard operating procedures to ensure quality in operations and to boost tours and conversions within the community. • Performance and occupancy enhancement through regular tracking of key metrics and targeted incentive programs. • Revenue management with strategic mark to market rate adjustments and advancing care services in higher acuity communities. • Expense control with a focus on salaries and wages and contract labor. Execution of key initiatives positions DHC for long-term growth. 1. Pro forma adjustment reflects expected stabilized NOI of the 13-community operator transition that occurred in April and May 2024 and the planned 8-community operator transition to take place in 2025. The stabilized occupancy and stabilized NOI are for the specific communities as underwritten in the 3rd year of the transition. 2. Pro forma adjustment reflects the Q4 2024 negative NOI generated by the 34 SHOP communities included in our disposition program. (dollars in millions)

8 8 (4.2%) 3.8% 7.0% 6.2% 4.0% 3.3% 0.7% 4.1% 72.5% 76.3% 79.3% 80.0% 50% 55% 60% 65% 70% 75% 80% 85% -5% 0% 5% 10% 15% 2021 2022 2023 2024 Occupancy RevPOR / ExpPOR Growth RevPOR Y/Y ∆% ExpPOR Y/Y ∆% Occupancy % SHOP Margin Expansion is Expected to Continue A focus on driving revenue growth and expense management. SHOP RevPOR vs ExpPOR and Occupancy Growth Trends l 1. Occupancy is for Q4 for each respective year. 1

Operator Transitions To Drive Growth

DIVERSIFIED HEALTHCARE TRUST

1,959
Units

21
Communities

~$23M
NOI Upside

25-27%
Targeted occupancy improvement

- **Expansion of operator relationships,** providing best-in-class care.
- **Operating synergies** through efficiencies from a clustered operating model.
- **Operators with expertise and a proven track record** in executing turnarounds in local markets.

2024 Transitioned Communities

Transition Date	April/May 2024
Stabilization	24 - 30 Months
Communities / Units	13 / 783
Current Occupancy / NOI [1]	62% / ($3.2)M
Expected Stabilized Occupancy	85% - 88%
Expected Stabilized NOI	$4M - $5M
Acuity Mix (units)	691 AL, 92 MC
Current Rate Upside Potential [2]	10.7%
Affordability in Years [3]	4.1 Years

2025 Targeted Transition Communities

Transition Date	2H 2025
Stabilization	24 – 30 Months
Communities / Units	8 / 1,176
Current Occupancy / NOI [1]	61% / ($0.7)M
Expected Stabilized Occupancy	87% - 90%
Expected Stabilized NOI	$12M - $14M
Acuity Mix (units)	473 IL, 520 AL, 183 MC
Current Rate Upside Potential [2]	15.5%
Affordability in Years [3]	6.6 Years

1. Amounts shown reflect occupancy for the three months ended December 31, 2024 and Q4 2024 NOI annualized, excluding $1.0 million insurance deductibles at the targeted transition communities.
2. Upside potential between the current achieved rents at the community and the average NIC competitor rents for senior housing within a 3- or 5-mile radius, if available.
3. Calculated as the average home value owned by seniors (age 65+) within a 3-mile radius of the property, divided by the current property's achieved rent.

9

1010 Capital Recycling Update • Beginning to pay down our 2026 zero coupon secured notes with expected proceeds from asset sales in Q1 2025 totalling approximately $301 million. • Sales of non-core SHOP communities to further improve densification of the portfolio, boost NOI and improve overall performance to drive margin expansion. • Under agreements to sell 7 unencumbered properties for expected gross proceeds of $77 million. 1. Dollars in thousands, except sales price per square foot or unit. 2. Occupancy is presented as of December 31, 2024 for the Medical Office and Life Science Portfolio and the Triple Net Leased Senior Living & Wellness Centers segment properties and for the three months ended December 31, 2024 for the SHOP segment properties. NOI is presented for the three months ended December 31, 2024 for all properties. MOB / Life Science SHOP NNN / Other Under Agreement or Letter of Intent 1 Number of Properties / Units 2 5 / 717 19 / 876 Estimated Gross Sales Price $12,600 $68,480 $138,500 Price Per SF or Unit $80 $95,509 $142,343 Occupancy 2 41.3% 80.2% 89.3% NOI 2 ($2) ($399) $4,175 Marketing (Updated) 1 Number of Properties / Units 4 29 / 1,795 Estimated Proceeds or Price Per Unit $20,000 - $22,000 $55,000 - $65,000 / Unit Occupancy 2 61.1% 71.7% NOI 2 $705 ($1,925)

Focused Strategy to Strengthen Balance Sheet

$4.6 billion
Unencumbered SHOP assets

$145 million
Cash on hand

2026 Zero Coupon

$1.3 billion
Gross book value of real estate of collateral (excluding expected dispositions)

$25.1 million
Collateral Q4 2024 NOI (excluding expected dispositions)



Debt Maturity Schedule
(As of December 31, 2024)
(dollars in millions)
$381.9
$941.4
$159M proceeds from sale of MUSE portfolio
$142M expected proceeds from sale of properties including Brookdale portfolio
$0.2
$500.3
$0.3
$0.3
$1,225.9
2025
2026
2027
2028
2029
2030
2031 & After
Unsecured Fixed Rate Debt
Secured Fixed Rate Debt

2025 Refinancing Strategy

- $340 million in expected mortgage loan proceeds from three signed term sheets and one term sheet under negotiation.
  - Refinancing expected to be accretive with a weighted average interest rate of approximately 6.5% based on current rates.
- $145 million unrestricted cash balance at year end 2024.
- Unencumbered asset sales:
  - $20 million completed.
  - $77 million under agreements or letters of intent.

2026 Refinancing Strategy

- Paydown of $301 million with disposition proceeds from the sale of 22 collateral properties.[1]
  - Reflects a 25% premium to the allocated fair value of these collateral properties.
- Ample collateral remaining that secure the bond.
  - 73 properties with 5.5 million sq. ft. and 653 senior living units.
  - Q4 2024 NOI of $25.1 million.
  - Gross book value of real estate assets of over $1.3 billion.
  - Strong occupancy, WALT and rent coverage.
- Over $5 billion of unencumbered assets.
- Evaluating additional asset sales and refinancing strategies.
- DHC has a one-time option to extend the maturity date of these senior secured notes by one year, subject to satisfaction of certain conditions and payment of an extension fee.

1. Includes three properties sold for $159 million in January 2025 and 19 properties that are currently under agreement.
Note: All information as of December 31, 2024 unless otherwise noted.

11

1212 SHOP Segment Five Star Senior Living Heritage Place at Boerne 120 Crosspoint Drive Boerne, TX

DIVERSIFIED HEALTHCARE TRUST

SHOP Assets Strategically Positioned in Key Primary and Secondary Markets

SHOP Overview

232 SHOP communities spanned across 31 states.

Portfolio largely located in areas where the growth rate of 75+ population is higher than NIC designated metro population growth rate.

Good mix of properties strategically located in areas where home values are outpacing the national median home value.

Majority of the portfolio is in locations above the national median income.

- Higher absorption levels, signaling strong supply/demand fundamentals, supporting SHOP occupancy and rate outlook.
- SHOP is well positioned in favorable markets with demographics growth, strong absorption, and affordability.
- SHOP RevPOR increased 6.0% Y/Y[2], outpacing respective NIC markets (+4.6% Y/Y).

Q4 2024 SHOP Absorption	
Primary and Secondary NIC[1]	3.7%
DHC Top 10[1]	**4.3%**
DHC Primary/Secondary	**3.9%**

Qualified Population by Net Worth



Bubble sizes reflect DHC's unit count in identified market.
Bubble color reflects households within the submarkets where our communities are located, with an age of 75+ and a median net worth of $400,000.

\- $400,000 +

1. NIC and SHOP data as of December 31, 2024.
2. RevPOR growth excludes SNFs, consistent with presentation of NIC data.

13

1414 Expect Favorable Industry Trends to Support Operational Momentum • Senior living demographic of 80+ population is projected to grow at a 4.2% CAGR over the next 10 years while inventory growth is expected to remain depressed at 1.0%.1,2 • Rent growth remains elevated with top primary / secondary markets increasing up to 10% annually. • Inventory growth has been decreasing since 2018. Age 80+ Population Growth1 Inventory Growth3 - 5.0 10.0 15.0 20.0 25.0 Millions 10 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Senior Housing Indepentant Living Assisted Living Long term senior population growth is significantly outpacing inventory growth supporting higher occupancy levels and rent growth. 1. Source: Population estimates from the Organization for Economic Co-Operation and Development (OECD) as of March 2024. 2. Source: National Investment Center for Seniors Housing & Care (NIC) as of 2024. 3. Source: NIC Map © Data Service in primary and secondary markets as of Q4 2024. For more information on the NIC MAP © Data Service, please visit www.nic.org/NIC-map.

1515 Medical Office & Life Science Segment 4 Maguire Road Lexington, MA

1616 High quality Medical Office and Life Science Portfolio. • Approximately 450 individual tenants including industry-leading institutions. • Diverse tenant industry mix including healthcare systems, medical and dental offices, pharmaceutical and biotech research, health insurance and other related industries. • Geographically diversified medical office portfolio across the US. • Life science properties concentrated in leading pharmaceutical and medical research markets. • Proven ability to proactively manage leasing, routinely achieving double digit rent growth. Medical Office Concentrated in Geographically Diverse Markets2 Medical Office & Life Science Portfolio Overview San Francisco Bay Area 29% Boston 30% San Diego/Los Angeles Raleigh/ 24% Durham 3% Other Markets 14% NOI Breakdown2 Life Science Concentrated in Leading Markets2 1. By annualized rental income as of December 31, 2024. 2. By Medical Office & Life Science segment NOI for the quarter ended December 31, 2024. Life Science 37% Patient Care 51% Other 12% Hospitals/ Clinics 27% Life Sciences 27% Medical/ Dentist Office 22% Other 24% Tenant Industry1 Milwaukee 23% Honolulu, 9% Minneapolis-St. Paul, 7% San Antonio, 6% Albuquerque, 5% Boston, 5% Virginia Beach, 4% Phoenix, 4% Orlando, 4% Other 33%

1717 $461.6B $715.5B 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Conventional Drugs Biologics & Biosmilars Positive Pharmaceutical and Medical Research Industry Fundamentals • Industry tailwinds driving continued demand. • Increasing demand for healthcare services, driven by an aging population and advancements in medical technology is bolstering the need for medical facilities. • Migration towards outpatient care further drives the demand for medical office space. • A rising chronic disease prevalence, as well as the aging population, are driving demand for pharmaceuticals. • Increasing demand for R&D coupled with rapid pace of innovation in biotechnology and pharmaceuticals is fueling demand for laboratory and research facilities. DHC’s focus on diversified medical office and life science real estate positions DHC to capitalize on these opportunities and deliver value to investors. Growing U.S. Drug Demand ($ in billions) Sources: Statista, CMS and Grandview Research. $4.1B $6.8B 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Growing U.S. Outpatient Expenditures ($ in billions)

1818 Triple Net Leased Senior Living & Wellness Centers Segment The Stratford 2460 Glebe Street Carmel, IN

1919 Triple Net Leased Senior Living & Wellness Centers Portfolio Overview Stable performance outlook with embedded growth through a mix of contracted rental increases and percentage rent. 2,062 Units 100% Occupancy 6.7 year WALT 1.85x Rent Coverage 812,246 SF 100% Occupancy 15.2 year WALT 2.56x Rent Coverage - - 11.7% - 1.4% 86.9% 2025 2026 2027 2028 2029 2030 and Thereafter NNN Lease Expiration Schedule DHC’s triple net leased senior living portfolio’s value was highlighted by the announced sale of 18 communities, reflecting a valuation of more than $150,000 per unit. NNN Senior Living 1 NNN Wellness Centers LifeTime Fitness 971 State Hwy 121 Allen, TX 1. DHC previously announced the sale of 18 triple net leased senior living communities to the current operator, Brookdale Senior Living Inc., on September 30, 2024.

20 Appendix

2121 1. Certifications as of December 31, 2024. Our business strategy for our Medical Office and Life Science Portfolio incorporates a focus on sustainable approaches to operating these properties in a manner that benefits our shareholders, tenants and the communities in which we are located. We seek to operate those properties in ways that improve the economic performance of their operations, while simultaneously ensuring tenant comfort and safety and managing energy and water consumption, as well as greenhouse gas emissions. Our strategy for our SHOP segment is to work with our operators to prioritize the safety and well-being of our residents, while also seeking to maximize the operating efficiencies of our senior living communities. Impact Through Action Green Building Certifications1 Dedicated Leadership 2121 25 PROPERTIES 2.4 MILLION SF GREEN LEASE LEADERS — GOLD PARTNER 34 PROPERTIES 3.7 MILLION SF 15 PROPERTIES 1.3 MILLION SF DHC’s Board of Trustees DHC’s Board of Trustees demonstrates a strong dedication to environmental and sustainable initiatives and embodies a rich diversity in professional experience and national background, leveraging a wide rage of expertise and perspective. Learn more about the Sustainability programs of our manager, The RMR Group, through its most recently published Sustainability Report. Female Lead Independent 71% Independent 29% Underrepresented Communities 43% Women DHC’s Commitment to Sustainability and Good Governance

2222 Private Clients DHC is managed by The RMR Group LLC, an alternative asset manager Over $40 Billion in AUM RMR Platform More than $5 Billion in Annual Revenues Over 18,000 Employees Approximately 2,000 Properties National Multi-Sector Investment Platform Industrial Residential Senior Living Medical Office Life Science Hotels Retail Office RMR Clients Perpetual Capital Private Real Estate Funds Private Capital 22

National Vertically Integrated Real Estate Operating Platform is a Differentiator and Competitive Advantage RMR Shared Services Accounting Marketing Human Resources Investor Relations Property Management Development Finance Legal Information Technology Project Management Tax Portfolio Management Transactions Asset Management 2323

2424 Management aligned with shareholder interests RMR base management fee tied to DHC share price performance • Consists of an annual fee based on 50 bps of the lower of: (1) DHC’s historical cost of real estate, or (2) DHC’s total market capitalization. • There is no incentive for RMR to complete any transaction that could reduce DHC’s share price. RMR incentive fees are contingent on total shareholder return outperformance • Equal to 12% of value generated by DHC in excess of the benchmark index total returns (MSCI U.S. REIT/Health Care REIT Index) per share over a three year period, subject to a cap (1.5% of equity market cap). • Outperformance must be positive: it can’t be the best of the worst. • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark. Other fees • Property management fee: consists of an annual fee based on 3.0% of rents collected at DHC’s medical office, life science and active adult properties. • Construction supervision fee based on project costs. Alignment of Interests If DHC’s total market cap exceeds historical cost of real estate, base fee is paid on assets. If DHC’s total market cap is less than historical cost of real estate, base fee fluctuates with share price. Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management are holders of DHC shares, some subject to long term lock up agreements. DHC shareholders have visibility into publicly traded RMR. DHC benefits from RMR’s national footprint and economies of scale of a $40 billionplatform.

DIVERSIFIED HEALTHCARE TRUST

RMR's Demonstrated Commitment to Sustainability with Measurable Progress

Impact Through Action

- **Zero Emissions Promise by 2050** for all RMR managed properties.
  - Reduce GHG emissions 50% by 2029 from 2019 baseline. Target validated by the Science Based Target Initiative (SBTi).
  - Achieve net zero emissions from operations by 2050.
- **Water and Waste Goals** compared to 2019 baseline.
  - Reduce water consumption 25% by 2030.
  - Achieve a 50% diversion rate from landfills by 2025.
- **Clean Energy Transition**
  - Meeting and exceeding Building Performance Standards requirements through cost-saving energy efficiency measures, renewable energy certificates and on-site renewables evaluations.

Enabling Client Efficiency

- **Established strategies for public equity and private capital**
  - Implementing best practices for energy, water and emissions conservation across commercial, industrial and multifamily properties that align with value-add, core, core plus and development portfolio strategies.
- **Partnership with Clockworks Analytics®**
  - An enterprise network of analytics and diagnostics that delivers performance, comfort and maintenance improvement directly to property management teams.
  - Implementing savings using high-resolution building automation data and cross-disciplinary team collaboration.
- **Dedicated sustainability team**
  - Team consists of 8 professionals, predominantly engineering professionals.

Green Building Certifications[1]

ENERGY STAR AWARD 2023 PARTNER OF THE YEAR

BOMA 360 PERFORMANCE PROGRAM

LEED PROVEN PROVIDER

87	98	90
ENERGY STAR® Certified Properties	BOMA 360 Recognized Properties	LEED Certified Properties

2024 Environmental Progress Highlights

20.3% Reduction in Energy Consumption from 2019 Baseline

30.5% Reduction from GHG Emissions from 2019 Baseline

18.8% Reduction in Water Consumption from 2019 Baseline

51.1% Waste Diverted to Recycling in 2024

1. Certifications as of December 31, 2024.

THE RMR GROUP
25

DIVERSIFIED HEALTHCARE TRUST

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 63,883	$ 61,635	$ 62,870	$ 62,650	$ 67,199	$ 251,038	$ 258,400
Residents fees and services	315,736	312,005	308,522	308,126	294,336	1,244,389	1,151,908
Total revenues	379,619	373,640	371,392	370,776	361,535	1,495,427	1,410,308
Property operating expenses	(315,176)	(309,697)	(304,065)	(307,604)	(303,411)	(1,236,542)	(1,174,151)
NOI	64,443	63,943	67,327	63,172	58,124	258,885	236,157
Non-cash straight line rent adjustments included in rental income	160	(658)	(656)	(291)	(238)	(1,445)	1,095
Lease value amortization included in rental income	22	27	29	28	22	106	(242)
Lease termination fees included in rental income	–	–	–	(203)	(419)	(203)	(3,319)
Non-cash amortization included in property operating expenses	(201)	(199)	(199)	(199)	(201)	(798)	(798)
Cash Basis NOI	$ 64,424	$ 63,113	$ 66,501	$ 62,507	$ 57,288	$ 256,545	$ 232,893
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)	$ (102,564)	$ (370,255)	$ (293,572)
Equity in net (earnings) losses of investees	(11,479)	(527)	12,307	(1,898)	22,598	(1,597)	20,461
Income tax (benefit) expense	(38)	148	170	187	66	467	445
Loss on modification or early extinguishment of debt	115	–	209	–	1,393	324	2,468
Interest expense	59,518	59,443	58,702	57,576	48,853	235,239	191,775
Interest and other income	(1,735)	(2,575)	(2,403)	(2,237)	(2,964)	(8,950)	(15,536)
Gains on equity investments, net	–	–	–	–	–	–	(8,126)
(Gain) loss on sale of properties	(38)	(111)	13,213	5,874	28	18,938	(1,205)
Impairment of assets	29,016	23,031	6,545	12,142	–	70,734	18,380
Acquisition and certain other transaction related costs	267	331	1,826	86	1,041	2,510	10,853
General and administrative	(1,245)	13,933	6,262	7,568	6,020	26,518	26,131
Depreciation and amortization	77,508	68,959	68,357	70,133	83,653	284,957	284,083
NOI	64,443	63,943	67,327	63,172	58,124	258,885	236,157
Non-cash straight line rent adjustments included in rental income	160	(658)	(656)	(291)	(238)	(1,445)	1,095
Lease value amortization included in rental income	22	27	29	28	22	106	(242)
Lease termination fees included in rental income	–	–	–	(203)	(419)	(203)	(3,319)
Non-cash amortization included in property operating expenses	(201)	(199)	(199)	(199)	(201)	(798)	(798)
Cash Basis NOI	$ 64,424	$ 63,113	$ 66,501	$ 62,507	$ 57,288	$ 256,545	$ 232,893

26

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended December 31, 2024				For the Three Months Ended September 30, 2024				For the Three Months Ended December 31, 2023			
Calculation of NOI and Cash Basis NOI:	**Medical Office and Life Science Portfolio**	**SHOP**	**All Other**	**Total**	**Medical Office and Life Science Portfolio**	**SHOP**	**All Other**	**Total**	**Medical Office and Life Science Portfolio**	**SHOP**	**All Other**	**Total**
Rental income / residents fees and services	$ 51,715	$ 315,736	$ 12,168	$ 379,619	$ 52,901	$ 312,005	$ 8,734	$ 373,640	$ 55,082	$ 294,336	$ 12,117	$ 361,535
Property operating expenses	(24,384)	(290,803)	11	(315,176)	(25,074)	(284,572)	(51)	(309,697)	(24,727)	(278,358)	(326)	(303,411)
NOI	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 27,827	$ 27,433	$ 8,683	$ 63,943	$ 30,355	$ 15,978	$ 11,791	$ 58,124
NOI	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 27,827	$ 27,433	$ 8,683	$ 63,943	$ 30,355	$ 15,978	$ 11,791	$ 58,124
Non-cash straight line rent adjustments included in rental income	427	–	(267)	160	(358)	–	(300)	(658)	255	–	(493)	(238)
Lease value amortization included in rental income	22	–	–	22	27	–	–	27	22	–	–	22
Lease termination fees included in rental income	–	–	–	–	–	–	–	–	(419)	–	–	(419)
Non-cash amortization included in property operating expenses	(201)	–	–	(201)	(199)	–	–	(199)	(201)	–	–	(201)
Cash Basis NOI	$ 27,579	$ 24,933	$ 11,912	$ 64,424	$ 27,297	$ 27,433	$ 8,383	$ 63,113	$ 30,012	$ 15,978	$ 11,298	$ 57,288
Reconciliation of NOI to Same Property NOI:												
NOI	$ 27,331	$ 24,933	$ 12,179	$ 64,443	$ 27,827	$ 27,433	$ 8,683	$ 63,943	$ 30,355	$ 15,978	$ 11,791	$ 58,124
NOI of properties not included in same property results	(566)	3,828	(4,175)	(913)	88	3,252	(2,026)	1,314	(3,006)	3,865	(4,593)	(3,734)
Same Property NOI	$ 26,765	$ 28,761	$ 8,004	$ 63,530	$ 27,915	$ 30,685	$ 6,657	$ 65,257	$ 27,349	$ 19,843	$ 7,198	$ 54,390
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 26,765	$ 28,761	$ 8,004	$ 63,530	$ 27,915	$ 30,685	$ 6,657	$ 65,257	$ 27,349	$ 19,843	$ 7,198	$ 54,390
Non-cash straight line rent adjustments included in rental income	564	–	(258)	306	(207)	–	(292)	(499)	(14)	–	(474)	(488)
Lease value amortization included in rental income	22	–	–	22	27	–	–	27	17	–	–	17
Lease termination fees included in rental income	–	–	–	–	–	–	–	–	(115)	–	–	(115)
Non-cash amortization included in property operating expenses	(165)	–	–	(165)	(165)	–	–	(165)	(160)	–	–	(160)
Same Property Cash Basis NOI	$ 27,186	$ 28,761	$ 7,746	$ 63,693	$ 27,570	$ 30,685	$ 6,365	$ 64,620	$ 27,077	$ 19,843	$ 6,724	$ 53,644

27

Calculation and Reconciliation of FFO, Normalized FFO and CAD

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net loss	$ (87,446)	$ (98,689)	$ (97,861)	$ (86,259)	$ (102,564)	$ (370,255)	$ (293,572)
Depreciation and amortization	77,508	68,959	68,357	70,133	83,653	284,957	284,083
(Gain) loss on sale of properties	(38)	(111)	13,213	5,874	28	18,938	(1,205)
Impairment of assets	29,016	23,031	6,545	12,142	–	70,734	18,380
Gains on equity securities, net	–	–	–	–	–	–	(8,126)
Equity in net (earnings) losses of investees	(11,479)	(527)	12,307	(1,898)	22,598	(1,597)	20,461
Share of FFO from unconsolidated joint ventures	2,672	2,273	2,047	2,014	1,930	9,006	7,738
Adjustments to reflect DHC's share of FFO attributable to an equity method investment [1]	1,572	1,698	9,955	582	–	13,807	(1,586)
FFO	11,805	(3,366)	14,563	2,588	5,645	25,590	26,173
Business management incentive fees [2]	(6,934)	6,934	(849)	849	–	–	–
Acquisition and certain other transaction related costs	267	331	1,826	86	1,041	2,510	10,853
Loss on modification or early extinguishment of debt	115	–	209	–	1,393	324	2,468
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment [1]	37	127	(8,919)	–	–	(8,755)	1,576
Normalized FFO	$ 5,290	$ 4,026	$ 6,830	$ 3,523	$ 8,079	$ 19,669	$ 41,070

1. For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024 to March 31, 2024.
2. During the three months ended December 31, 2024, DHC reversed $6,934 of business management incentive fees. DHC did not recognize a business management incentive fee for the year ended December 31, 2024.

28

Calculation and Reconciliation of FFO, Normalized FFO and CAD (continued)

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Normalized FFO	$ 5,290	$ 4,026	$ 6,830	$ 3,523	$ 8,079	$ 19,669	$ 41,070
General and administrative expense paid in common shares	324	925	940	558	340	2,747	1,840
Net amortization of debt discounts, premiums and issuance costs	26,795	26,188	25,591	24,863	5,195	103,437	11,811
Non-cash amortization included in expenses	(944)	(943)	(942)	(943)	(944)	(3,772)	(3,772)
Non-cash straight line rent adjustments included in rental income	160	(658)	(656)	(291)	(238)	(1,445)	1,095
Lease value amortization included in rental income	22	27	29	28	22	106	(242)
Recurring capital expenditures	(44,241)	(38,274)	(34,475)	(23,962)	(56,760)	(140,952)	(161,756)
Share of FFO from unconsolidated joint ventures	(2,672)	(2,273)	(2,047)	(2,014)	(1,930)	(9,006)	(7,738)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to an equity method investment [1]	(1,609)	(1,825)	(1,036)	(582)	–	(5,052)	10
Unconsolidated joint venture distributions	–	–	–	1,231	1,230	1,231	5,100
CAD	$ (16,875)	$ (12,807)	$ (5,766)	$ 2,411	$ (45,006)	$ (33,037)	$ (112,582)
Weighted average common shares outstanding (basic and diluted)	239,949	239,667	239,326	239,193	239,175	239,535	238,836
Per common share data (basic and diluted):							
Net loss	$ (0.36)	$ (0.41)	$ (0.41)	$ (0.36)	$ (0.43)	$ (1.55)	$ (1.23)
FFO	$ 0.05	$ (0.01)	$ 0.06	$ 0.01	$ 0.02	$ 0.11	$ 0.11
Normalized FFO	$ 0.02	$ 0.02	$ 0.03	$ 0.01	$ 0.03	$ 0.08	$ 0.17
CAD	$ (0.07)	$ (0.05)	$ (0.02)	$ 0.01	$ (0.19)	$ (0.14)	$ (0.47)

1. For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024 to March 31, 2024.

29

3030 NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI The calculations of NOI, Cash Basis NOI, same property NOI and same property cash basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI, Cash Basis NOI, same property NOI and same property cash basis NOI as shown in this appendix. We define NOI as income from our real estate less our property operating expenses. NOI excludes depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. We calculate same property NOI and same property cash basis NOI in the same manner that we calculate the corresponding NOI and cash basis NOI amounts, except that we only include same properties in calculating same property NOI and same property cash basis NOI. We use NOI, Cash Basis NOI, same property NOI and same property cash basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property cash basis NOI differently than we do. FFO and Normalized FFO We calculate FFO and Normalized FFO as shown in this appendix. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect our proportionate share of FFO of our equity method investees, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown in this appendix, including similar adjustments for our unconsolidated joint ventures, if any, and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in the agreements governing our debt, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Non-GAAP Financial Measures We present certain "non-GAAP financial measures" within the meaning of applicable rules of the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, funds from operations, or FFO, and normalized funds from operations, or Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

3131 Certain Definitions: AL: Assisted Living senior living communities. ExpPOR: The average expenses generated per occupied room per month at Seniors Housing Operating properties. IL: Independent Living senior living communities. MC: Memory Care senior living communities. RevPOR: The average revenues generated per occupied room per month at Seniors Housing Operating properties. Stabilization: The stabilized occupancy and stabilized NOI are for the specific communities as underwritten in the 3rd year of the transition. WALT: Weighted average lease term by annualized rental income. CERTAIN DEFINITIONS